UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                          FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

                   Dayton Power and Light Company
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      (Exact name of registrant as specified in its charter)

    Ohio                     1-2385                   31-0258470
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(State or other            (Commission              (IRS Employer
jurisdiction of            File Number)            Identification
incorporation)                                            No.)


1065 Woodman Drive, Dayton, Ohio                          45432
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code  (937) 224-6000
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 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

Section 8 - Other Events


     Item 8.01 Other Events.

On August 31, 2004, Dayton Power and Light Company (the "Company") and DPL Inc. ("DPL") sent a letter to the preferred shareholders of the Company and to the common shareholders of DPL that provided an update to the Company's efforts to finalize its certified financial statements for 2003. In this letter the Company and DPL expressed their intent to resume the declaration and payment of quarterly dividends, including the dividend payments normally made in June and September 2004, once all SEC reports are filed and the Board declares the dividend and sets a payment date. The Company also reported its liquidity to meet near-term operating requirements and included a copy of an August 2, 2004 press release covering this same issue.

A copy of the letter and press release are attached hereto as
Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.


Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

     Exhibit 99.1 Letter of the Company dated August 25, 2004 and mailed to its common shareholders on August 31, 2004 covering the status of the Company's efforts to complete the certified financial statements and its intent to resume dividends.

     Exhibit 99.2. Press Release dated August 2, 2004 covering the status of its efforts to complete the filing of its annual report on Form 10-K and other required SEC reports and its intent to resume dividends.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Dayton Power and Light Company
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                                     (Registrant)

Date  September 1, 2004

                                    Pamela Holdren
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                    Treasurer and Interim Chief Financial Officer